Exhibit 23.5

BBG    March  16,  2018   Mr.  Danny  Llorente  Chief  Lending  Officer  2937  SW  27  Avenue,  #207 Miami,  FL  33133   RE:        Letter  of  Consent  Appraisal  of  345  NE  80  Street Miami,  FL  33138   Dear  Mr.  Llorente:  We  hereby  consent  to  the  quotation  and  summarization  of  our  appraisal  of  345  NE  80  Street  in registration  Statement  on  Form  S-1  (No.  333-222928)  of  "Korth  Direct  Mortgage,  LLC."   Sincerely,        BBG,  LLC  Lee  Smalley,  MAI Managing  Director Cert.  Gen.  RZ  2727  1600  Ponce  De  Leon  Boulevard,  #908 Coral  Gables,  FL  33134  C  305-298-9388  F  786-522-3451  E  lsmalley@bbgres.com bbgres.com                      MIAMI   P  +  305.298.9388     BBGRES.COM